EXHIBIT 23.a


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83616 of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 of our reports dated January 11, 2002, appearing in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 2001, and to the reference to us under the heading "Experts" in each Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
New York, New York
June 11, 2002